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                                                                    Exhibit 21.1

                 SUBSIDIARIES OF GEO SPECIALTY CHEMICALS, INC.


Name of Subsidiary                            Jurisdiction of Incorporation
------------------                            -----------------------------
GEO Specialty Chemicals Limited                          Ohio
GEO Holdings (Europe) SARL                               France
GEO Gallium S.A.                                         France
Ingal Stade GmbH                                         Germany